Exhibit 10.25

TRANSMEDICS, INC.

Restricted Stock Agreement

Granted Under 2004 Stock Incentive Plan

AGREEMENT made this 28th day of July, 2005, between TransMedics, Inc., a Delaware corporation (the “Company”), and Magdi Yacoub, a director of the Company (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares.

The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan (the “Plan”), 75,000 shares (the “Shares”) of common stock, $0.0001 par value, of the Company (“Common Stock”), at a purchase price of $0.10 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the purchase options set forth in Sections 2 and 5 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Purchase Option.

In the event that the Participant ceases to be a director of the Company for any reason or no reason, with or without cause, prior to July 28, 2009, the Company shall have the right and option (the “Purchase Option”) to purchase from the Participant, for a sum equal to the lesser of: (i) $0.10 per share, or (ii) the Fair Market Value (as defined in the Plan) per share (such lesser amount, the “Option Price”), some or all of the Unvested Shares (as defined below). “Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The “Applicable Percentage” shall be: (a) 50% during the period beginning on the date hereof and ending on July 28, 2006, (b) 33.33% during the period beginning on July 28, 2006 and ending on July 28, 2007, (c) 16.67% during the period beginning on July 28, 2007 and ending on July 28, 2008, and (d) zero on or after July 28, 2008.

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), within 90 days after the date the Participant ceases to be a director of the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(b) Within 10 days after delivery to the Participant of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 7 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

(e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(f) The Company may assign its Purchase Option to one or more persons or entities.

4. Restrictions on Transfer.

(a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, the Purchase Option and the right of first refusal set forth in Section 5) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

(b) The Participant shall not transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 5 below.

5. Right of First Refusal.

(a) If the Participant proposes to transfer any Shares that are no longer subject to the Purchase Option (either because they are no longer Unvested Shares or because the Purchase Option expired unexercised), then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) For 30 days following delivery to the Company of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after delivery to the Participant of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) If the Company does not elect to acquire any of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d) After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

(e) The following transactions shall be exempt from the provisions of this Section 5:

(1) a transfer of Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Participant and/or Approved Relatives;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 4 and the right of first refusal set forth in this Section 5) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

(g) The provisions of this Section 5 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Agreement in Connection with Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

7. Escrow.

The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

8. Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

9. Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

10. Investment Representations. The Participant represents, warrants and covenants as follows:

(a) The Participant is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b) The Participant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(c) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) The Participant understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

11. Withholding Taxes.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any foreign, federal, national, state or local taxes of any kind (including national insurance and other social security contributions) required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

(b) The Participant acknowledges and agrees that the Company has the right in its sole discretion, in addition to the right granted to the Company pursuant to Section 9(a) hereof and the other rights of the Company herein, to cause certain of the Shares otherwise due to the Participant to be surrendered by the Participant to the Company in order to satisfy any foreign, federal, national, state or local taxes of any kind (including national insurance and other social security contributions) required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

(c) The Participant has reviewed with the Participant’s own tax advisors the foreign, federal, national, state and local tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax and national insurance liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of purchase.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

(d) The Participant shall, upon the execution of this Agreement, execute a Joint Election with the Company. The Joint Election shall be delivered to the Secretary of the Company. As used herein, “Joint Election” means an election (in the form set out in Exhibit C) under section 431(1) of the U.K. Income Tax (Earnings and Pensions) Act 2003.

12. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as a director of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a director for the vesting period, for any period, or at all.

(b) No Rights to Further Issuance, etc. The issuance of shares under the Plan is made at the discretion of the Board and the Plan may be suspended or terminated by the Company at any time. The issuance of shares in one year or at one time does not in any way entitle the Participant to an issuance of shares in the future. The Plan is wholly discretionary and is not to be considered part of the Participant’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant’s terms of engagement (if any). The rights and obligations of the Participant under the terms of his office with the Company shall not be affected by his participation in the Plan or any right which he may have to participate therein or the issuance of the Shares, and the Participant hereby waives all and any rights to compensation or damages in consequence of the termination of his office with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from his ceasing to have rights under this Agreement or the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12(e).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Data Protection. The Participant agrees to the receipt, holding and processing of information in connection with the issuance, vesting and taxation of the Shares and the general administration of this Agreement and the Plan by the Company and any of its advisers or agents and to the transmission of such information outside of the European Economic Area for this purpose.

(l) Third Party Rights. The U.K. Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than parties hereto shall have any rights under it nor shall it be enforceable under that Act by any person other than the parties to it.

(m) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRANSMEDICS, INC.

By:  /s/  Waleed Hassanein

        Waleed Hassanein, President

        Address: 200 Minuteman Road, Suite 302

                        Andover, MA 01810

PARTICIPANT:

/s/  Magdi Yacoub

Magdi Yacoub

Address: 1 Hillcrest Road

                Ealing, London W5

Exhibit A

TransMedics, Inc.

Joint Escrow Instructions

July __, 2005

Waleed Hassanein, Ph.D.

Secretary

TransMedics, Inc.

200 Minuteman Road, Suite 302

Andover, MA 01810

Dear Sir:

As Escrow Agent for TransMedics, Inc., a Delaware corporation, and its successors in interest under the Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2. Closing of Purchase.

(a) Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

(b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

4. Duties of Escrow Agent.

(a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h) It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6. Miscellaneous.

(a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

TRANSMEDICS, INC.

By:  /s/  Waleed Hassanein

        Waleed Hassanein, President

HOLDER:

/s/  Magdi Yacoub

Magdi Yacoub

Address: 1 Hillcrest Road

                Ealing, London W5 UK

Date Signed: July 28, 2005

ESCROW AGENT:

/s/  Waleed Hassanein

Waleed Hassanein, Secretary

Exhibit B

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto ____________________________ (________) shares of Common Stock, $0.0001 par value per share, of TransMedics, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number __________ herewith, and do hereby irrevocably constitute and appoint ____________________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ____________________

/s/  Magdi Yacoub

Magdi Yacoub

IN PRESENCE OF

____________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.

Exhibit C

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1. Between

the Employee	Magdi Yacoub

whose National Insurance Number is

and

the Company (who is the Employee’s employer)	Transmedics, Inc.

of Company Registration Number	not applicable - U.S. company

2. Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3. Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	75,000

Description of securities	Shares of Common Sock, $0.0001 par value

Name of issuer of securities	Transmedics, Inc.
acquired by the Employee on

4. Extent of Application

This election disapplies all restrictions attaching to the securities (S.431(1) ITEPA).

5. Declaration

This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/s/ Magdi Yacoub	28/7/05
Signature (Employee)	Date

/s/ Waleed Hassanein	/ /
Signature (for and on behalf of the Company)	Date

President and CEO
Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.